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                                                                    Exhibit 99.1

        BROADWING INC. COMPLETES $10.8 MILLION-PLUS EQUITY INVESTMENT IN
                                   E-NET, INC.

E-NET SAYS THE INVESTMENT IMPROVES ITS ABILITY TO EXECUTE ZEROPLUS.COM'S
                                 BUSINESS PLAN

GERMANTOWN, MD - December 21, 1999 - e-Net, Inc. (NASDAQ: ETEL) - a leader in revolutionizing the way consumers and businesses use the Internet to place and receive telephone calls - announced that, as of yesterday Broadwing Inc. (NYSE:
BRW) has completed its planned equity investment in e-Net, Inc. and by acquiring
18.26 percent of e-Net's issued and outstanding shares for approximately $10.8 million.

Broadwing made this investment pursuant to an agreement under which Broadwing will also provide access to its Gemini2000 network for e-Net's ZeroPlus.com products, as well as network support, co-location space and joint marketing and sales support. e-Net will provide software and installation support, long distance routing capability on an IP data network, as well as technology and customer support. ZeroPlus.com, e-Net's wholly owned subsidiary, currently offers a variety of fee-based value-added services and features.

"With Broadwing as a business partner, e-Net now plans to be able to take full advantage of the Internet telephone market which is rapidly heating up and is expected to be explosive in its growth," said Robert A. Veschi, President and CEO of e-Net, Inc. "With this infusion of confidence and resources, we hope to more fully realize the potential of ZeroPlus.com and our plans to be a premier provider of next generation Internet telephone services."

"The Internet is changing the way we communicate and do business. Broadwing is committed to providing our customers with the next-generation of Internet and data solutions that we anticipate will give them strategic advantages," said Richard Ellenberger, President and CEO of Broadwing, Inc. "We believe the partnership between Broadwing and e-Net will help us meet this commitment and become market leaders in this rapidly changing arena.

                        --ABOUT E-NET AND ZEROPLUS.COM--

                                   ABOUT E-NET

e-Net, Inc. is a recognized leader in developing hardware and software technology that allows voice to be transmitted over data networks, including the Internet, IP, ATM, or Frame Relay. The company's wholly owned subsidiary, ZeroPlus.com, provides consumers with their own permanent Internet telephone number and specialized software that enables them to place and receive phone calls anytime, anywhere via their computers--completely free of charge. The revolutionary aspect of this service is that domestic Internet calls are made by dialing "0" plus a 10-digit number and international calls by dialing "00" plus the number, very similar to the way people make calls on a traditional phone network. To begin using this new service, consumers first register on-line at WWW.ZEROPLUS.COM, select their permanent Internet phone number and download e-Net's free software. With three simple steps, consumers can place and receive free calls over the Internet, PC to PC. The new, free instant messaging capabilities expand the ZeroPlus.com portfolio of services, which also includes call hold, caller ID and speed dial at no charge. ZeroPlus.com also can deliver free phone calls that travel "off" the Internet to 800, 888, and 877 numbers across the nation and around the world.

                              -- ABOUT BROADWING --

Broadwing Inc. is an integrated communications provider delivering voice, data, and Internet solutions to a variety of customers nationwide. Focused on customer service combined with a premier next-generation fiber


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network and award-winning IP backbone, Broadwing's reliable high-bandwidth data and Internet capabilities give businesses a competitive advantage. Headquartered in Cincinnati, Ohio with 5,500 employees in 38 cities, Broadwing can be found on the World Wide Web at broadwing.com.

Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation reform Act of 1995. The words "estimate," "project," "intend," "expect," "believe," and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties. For additional information regarding these and other risks and uncertainties associated with the Company's business, reference is made to the Company's reports filed from time to time with the Securities and Exchange Commission.

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                  MEDIA CONTACT:                                       INVESTOR RELATIONS:
                  John Dinsmore                                        Doug Poretz
                  Feldman Communications                               The Poretz Group
                  410-571-8900 (tel)                                   703-506-1778 (tel)
                  JDFELCOM@AOL.COM                                     Doug@Poretz.com
                  WWW.FELDMANCOMMUNICATIONS.COM                        www.Poretz.com
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